Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VivoPower International PLC 2017 Omnibus Equity Incentive Plan of our report dated July 18, 2018, with respect to the consolidated financial statements of VivoPower International PLC included in its Annual Report (Form 20-F) for the year ended March 31, 2018, filed with the Securities and Exchange Commission.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP	1 Westferry Circus
Canary Wharf
October 10, 2018	London E14 4HD